Exhibit 10.37

THIRD AMENDMENT
THIS THIRD AMENDMENT (the “Third Amendment”) is made and entered into as of November 8, 2018 by and between Exponent Realty, LLC, a Delaware limited liability company (“Landlord”), and Corcept Therapeutics Incorporated, a Delaware corporation (“Tenant”).
RECITALS

A.
Landlord and Tenant are parties to that certain lease dated April 1, 2016 (the “Lease”), the first amendment (the “First Amendment”) dated June 1, 2017 and the second amendment (the “Second Amendment”) dated March 12, 2018. Pursuant to the Lease, the First Amendment and the Second Amendment, Landlord has leased to Tenant space currently containing approximately 25,437 rentable square feet (the “Premises”) on the first and second floor of the building, located at 149 Commonwealth Dr., Menlo Park, CA 94025 (the “Building”).

B.	The Lease by its terms is due to expire on March 31, 2019 (“Expiration Date”)

C.
Tenant now desires to extend the term of the lease and expand the Premises to include approximately 2,872 rentable square feet (the “Third Expansion Premises”) described as Suite 2,118 for a total rentable square footage of 28,309 rentable square feet now known as (the “Premises,”) all on the following terms and conditions:

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Extension. The Term of the Lease is hereby extended for a one-year period (12 months) with an extended termination date “First Extended Termination Date” of March 31, 2020, unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Lease Termination Date (“First Extension Date”) and ending on the First Extended Termination Date shall be referred to herein as the (“First Extended Term”).

2.
Expansion and Expansion Term. The Premises shall be expanded to include approximately 2872 rentable square feet (the “Third Expansion Premises”) described as Suite 2118, as shown in Exhibit A of this Third Amendment. The term of the Third Expansion Space shall commence on November 12, 2018 and terminate on the Expiration Date of March 31, 2020.

3.	Base Rent. The Base Rent for the Premises shall be as shown in the schedule below. Tenant shall continue to pay its’ proportionate share of the Operating Expenses and Real

Estate Taxes on the Premises. As of November 1, 2018, the schedule of Base Rent payable with respect to the Premises is the following:

DATE	PERIOD	RENTABLE SQ. FT.	BASE RENT PER RSF* PER YEAR	MONTHLY AMOUNT	PERIODIC AMOUNT
11/01/2018 to 11/11/2018	11 days	25,437	$53.52	$113,449.02	$41,597.97
11/12/2018 to 11/30/1018	19 days	28,309	$53.52	$126,258.13	$79,963.48
12/01/2018 to 03/31/2019	4 months	28,309	$53.52	$126,258.13	$505,032.52
04/01/2019 to 03/31/2020	12 months	28,309	$55.20	$130,221.40	$1,562,656.80
*RSF is defined as Rentable Square Foot/Feet
All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

4.	Tenant’s Building Percentage. Effective November 12, 2018 the Tenant’s Building Percentage set forth in section C.5 of the BASIC LEASE PROVISIONS is hereby changed to read:
C.5. Tenant’s Building Percentage: Eighteen and Forty-One hundredth percent (18.41%)

5.
Premises. Effective March 19, 2017, during this lease term and any further expansion terms, as long as suite 1197 is occupied by Tenant and Tenant is not in default, the following verbiage set forth in paragraph 2 of the OFFICE LEASE AGREEMENT dated April 1, 2016 will not apply:

2 (i) Room 1186 and 1188
At Landlord’s sole option Room 1186 and 1188, located on the first floor of the premises, may be recaptured by the Landlord with 60 days written notice to the Tenant. In the event Landlord recaptures this space, an amendment will be made to the lease prior to the recapture date, adjusting the monthly rent and total square footage by 235 rentable square feet.

6.	Security Deposit. Landlord currently holds a security deposit from the Tenant in the amount of $14,248.70. No additional security deposit shall be required in connection with this Third Amendment.

7.
Improvements to and Condition of Premises. Tenant accepts the Premises in “as is” condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Third Amendment.

7.1.	Landlord at Landlord’s sole cost will patch and touch up with paint any damaged walls in addition to shampooing the carpets.

8.	Miscellaneous.

8.1.
This Third Amendment, which is hereby incorporated into and made a part of the Lease, sets forth the entire agreement between the parties with respect to the matters herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Third Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Third Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm, entity, broker or other tenants in the Building without obtaining the express written consent of Landlord.

8.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3.	In the case of any inconsistency between the provisions of the Lease and the Third Amendment, the provisions of this Third Amendment shall govern and control.

8.4.
Submission of this Third Amendment by Landlord is not an offer to enter into this Third Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Third Amendment until Tenant and Landlord have executed and Landlord delivered the same to Tenant.

8.5.
Tenant hereby represents to Landlord that Tenant has dealt with no real estate brokers or agents in connection with this Third Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the “Landlord Related Parties”) harmless from all claims of any real estate brokers or agents claiming to have represented Tenant in connection with this Third Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no real estate brokers or agents in connection with this Third Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the “Tenant Related Parties”) harmless from all claims of any real estate brokers or agents claiming to have represented Landlord in connection with this Third Amendment.

8.6.	Each signatory of this Third Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment as of the day and year first above written.
LANDLORD:
EXPONENT REALTY, L.L.C.,
a Delaware limited liability company

Date:	11/8/2018 By: /s/ RICHARD L. SCHLENKER
Name:    Richard L. Schlenker
Title:    Executive Vice President & CFO
TENANT:
Corcept Therapeutics Incorporated,
a Delaware corporation

Date:	11/8/2018 By: /s/ CHARLES ROBB
Name:    Charles Robb
Title:    CFO

Exhibit A
Third Expansion Premises

Exhibit A
Third Expansion Premises

CONFIDENTIAL
This document contains information that is legally privileged, confidential and/or exempt from disclosure to any third party. It is only intended for the person(s) or entities to which it was sent. Dissemination, distribution, publication, or reproduction of information contained herein is strictly prohibited.
Please shred any discarded pages.
SUITE
SIZE
Suite 2118
2,872 RSF
2121 OFFICE
2121A OFFICE
2122 OFFICE
2123 OFFICE
2124 OFFICE
2125 OFFICE
2120
2118
2126
2119 OFFICE
2115 OFFICE
2114
2113 KITCHEN
PROJECT NAME:
2ND FLOOR - SUITE 2118
©2018 EXPONENT, INC. ALL RIGHTS RESERVED
SCALE:
NOT TO SCALE
N
DATE: October 15, 2018
Exponent
149 COMMONWEALTH DRIVE
MENLO PARK, CA 94025
www.exponent.com